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                                                                   EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Pets.com, Inc.:


We consent to the use of our report dated March 10, 2000, relating to the consolidated balance sheet of Petstore.com, Inc., and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from January 28, 1999 (inception) to December 31, 1999, included herein.

/s/ KPMG LLP

San Francisco, California
September 25, 2000